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Metris Receivables, Inc.                          Metris Master Trust                          Monthly Report
Certificateholder's Statement                      Series 1996-1                                        Sep-98
Section 5.2                           Class A         Class B        Class C       Class D         Total
(i)   Certificate Amount            518,000,000.00   87,500,000.00 50,000,000.0044,500,000.00   700,000,000.00
(ii)  Certificate Principal Distri   34,533,333.33            0.00          0.00                 34,533,333.33
               Principal Per 1000      66.66666667      0.00000000    0.00000000
(iii) Certificate Interest Distrib    2,598,633.33      495,833.33    251,326.89                  3,345,793.55
               Interest Per 1000        5.37499999      5.66666663    5.02653780
(iv) Principal Collections           22,077,216.12    3,729,259.48  2,131,005.42 1,887,818.38    29,825,299.40
(v)  Finance Charge Collections      10,048,390.30    1,739,291.92    993,881.09   880,382.69    13,661,946.00
       Recoveries                       153,130.93       27,714.33     15,836.76    14,094.72       210,776.75
       Interest Earned on Accounts            0.00            0.00          0.00         0.00             0.00
         Total Finance Charge Coll   10,201,521.23    1,767,006.25  1,009,717.86   894,477.41    13,872,722.75
        Total Collections            32,278,737.35    5,496,265.73  3,140,723.27 2,782,295.79    43,698,022.14
(vi) Aggregate Amount of Principal Receivables                                                3,160,695,772.31
       Invested Amount (End of Mth  483,466,666.67   87,500,000.00 50,000,000.0044,500,000.00   665,466,666.67
       Floating Allocation Percent     15.2962101%      2.7683778%    1.5819302%   1.4079179%      21.0544359%
       Invested Amount (Beg. of Mt  518,000,000.00   87,500,000.00 50,000,000.0044,500,000.00   700,000,000.00
       Average Daily Invested Amount                                                            688,288,685.85
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                         84.62% 2,800,537,867.73
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                       6.93%   229,404,592.42
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                      2.60%    85,913,295.25
       90 Days and Over (60+ Days Contractually Delinquent)                             5.85%   193,481,184.86
        Total Receivables                                                             100.00% 3,309,336,940.26
(viii) Aggregate Investor Default Amount                                                          7,742,172.63
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                   13.69%
(ix)  Charge-Offs                             0.00            0.00          0.00         0.00             0.00
(x)   Servicing Fee                                                                               1,150,684.93
(xi)  Pool Factor                        0.8666667       1.0000000     1.0000000
(xii) Unreimbursed Reallocated Principal Collectio            0.00          0.00         0.00             0.00
(xiii) Excess Funding Account Balance                                                                     0.00
         Prefunding Account Balance                                                                       0.00
(xiv) Class C Reserve Amount                                                                     35,000,000.00
         Class C Reserve Account Balance                                                         19,107,099.84
         Class C Trigger Event Occurrence                                                           Yes
Average Net Portfolio Yield                                                                           10.8368%
Minimum Base Rate                                                                                      8.4824%
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